Exhibit 99

[Piper Jaffray logo]
Piper Jaffray Companies
800 Nicollet Mall, Minneapolis, MN 55402-7020

C O N T A C T

Susan Beatty
Media Relations
Tel: 612 303-5680

F O R I M M E D I A T E R E L E A S E

Piper Jaffray Completes Acquisition of Vie Securities, LLC

MINNEAPOLIS – November 22, 2004 – Piper Jaffray Companies announced today that it has completed its acquisition of Vie Securities, LLC, a leading provider of algorithm-based, electronic execution services. Piper Jaffray will offer its institutional equity clients the advantage of Vie’s market-leading technology and price predictive modeling through a distinct group within the firm’s Equity Trading department.

“We are pleased to complete the Vie acquisition,” said Andrew Duff, chairman and CEO of Piper Jaffray Companies. “This new capability will allow us to offer our institutional clients a full suite of trading products and meet increased demand for intelligent automated, cost-effective execution services.”

The acquisition includes proprietary algorithms, direct market access systems, licensed trading technology, and 26 employees based in New York, who will transition to the New York office of Piper Jaffray next year. Dean Stamos, CEO of Vie Securities before the acquisition, will continue to lead the business, reporting to Mark Donahoe, head of Equity Trading at Piper Jaffray.

Piper Jaffray will offer its new proprietary algorithm-based trading capability as part of its broader, client-focused equity trading platform. In order to maintain confidentiality of all client trading data, the electronic trading execution service will be operated independently from the firm’s traditional market-making activities.

About Piper Jaffray Companies

Piper Jaffray Companies (NYSE: PJC) is a focused securities firm dedicated to delivering superior financial advice, investment products and transaction execution within selected sectors of the financial services marketplace. The company operates through two primary revenue-generating segments: Capital Markets and Private Client Services. Investment Research, an independent group reporting to the CEO, supports clients of both segments. Through its chief operating subsidiary, Piper Jaffray & Co., the firm has served corporations, government and non-profit entities, institutional investors and the financial advisory needs of private individuals since 1895. Headquartered in Minneapolis, Piper Jaffray has approximately 3,000 employees in 111 offices in 23 states across the country and in London. For more information about Piper Jaffray, visit us online at www.piperjaffray.com.

Forward-Looking Statements
This press release contains forward-looking statements. Statements that are not historical or current facts, including statements about beliefs and expectations, are forward-looking statements. These forward-looking statements cover, among other things, the future prospects of Piper Jaffray Companies, including the effect of the acquisition of Vie Securities, LLC, on Piper Jaffray’s earnings. Forward-looking statements involve inherent risks and uncertainties, and important factors could cause actual results to differ materially from those anticipated, including the following: (1) costs or difficulties relating to the integration of the Vie Securities and Piper Jaffray businesses may be greater than expected, (2) Piper Jaffray may be unable to achieve benefits relating to the acquisition as fully as expected or within the expected time frame, and revenues may be lower than expected, (3) developments in market and economic conditions have in the past adversely affected, and may in the future adversely affect, Piper Jaffray’s business and profitability, (4) Piper Jaffray may not be able to compete successfully with other companies in the financial services industry, (5) Piper Jaffray’s technology systems are critical components of its operations and the failure of those systems may disrupt its business, cause financial loss and constrain its growth, and (6) other factors identified in the document entitled “Risk Factors” filed as Exhibit 99.1 to Piper Jaffray’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2004, and in its subsequent reports filed with the SEC. These reports are available at Piper Jaffray’s Web site at www.piperjaffray.com and at the SEC’s Web site at www.sec.gov. Forward-looking statements speak only as of the date they are made, and Piper Jaffray undertakes no obligation to update them in light of new information or future events.

Since 1895. Member SIPC and NYSE.
© 2004 Piper Jaffray & Co., 800 Nicollet Mall, Suite 800, Minneapolis, Minnesota 55402-7020